Exhibit 99.1

                     [Baratz & Associates, P.A. Letterhead]

March 18, 2005


Mr. Edward Kelly, Chairman and CEO
Tasty Fries, Inc.
650 Sentry Parkway, Suite 1
Blue Bell, Pennsylvania 19422

SENT VIA EMAIL: (tastyfries@comcast.net) and via fax: (610) 941-2108

Re: Tasty Fries, Inc. (the "Company")

Dear Mr. Kelly

      On Wednesday, March 16, 2005, Baratz & Associates, P.A. was provided a pre-filing draft copy of Tasty Fries, Inc.'s Prospectus, Form SB-2 Registration Statement dated March 17, 2005 (the "Prospectus").

      From the Prospectus, Baratz & Associates, P.A. first learned that the Company had failed to obtain the shareholder approvals as required under Nevada General Corporation Law to amend its Articles of Incorporation to increase the number of the Company's authorized shares available for issuance. The Prospectus indicates that the failure to obtain shareholder approval occurred for each of the Certificates of Amendment filed with the State of Nevada on November 23, 2003, October 13, 2004 and January 13, 2005. The Prospectus also identifies various potential financial and regulatory consequences to the Company and you, in your capacity as Chief Executive Officer, resulting from the filing of certificates of amendments with the Nevada Secretary of State erroneously stating that the required shareholder approval to increase the number of shares of common stock had been obtained.

      These facts cause us to believe that the Company's accounting for issuances of common stock is incorrect and that the effect is material. In addition, this raises questions regarding the Company's accounting for stock issuances in prior years.

      Under these circumstances, we request that the Company take action as necessary to prevent future reliance on our reports on our audits of the Company's financial statements for the years ended January 31, 2004 and 2003 and our reviews of the interim financial statements included in Form 10-QSB reports for the quarters ended July 31, 2002, October 31, 2002, April 30, 2003, July 31, 2003, October 31, 2003, April 30, 2004, July 31, 2004, and October 31, 2004.


                                        /s/ BARATZ & ASSOCIATES, P.A.
                                        -----------------------------
                                            Baratz & Associates, P.A.